Exhibit 99.1

FOR IMMEDIATE RELEASE

February 21, 2008

Interline Brands, Inc. Reports

Record Sales and Earnings

For Fiscal Year 2007

JACKSONVILLE, Fla. - February 21, 2008 - Interline Brands, Inc. (NYSE: IBI) (“Interline” or the “Company”) today reported record sales, earnings, and cash flow from operations for 2007.

Earnings per diluted share for 2007 increased 16% to $1.56 on net income of $51.0 million, compared to adjusted pro forma earnings per diluted share of $1.34 for 2006 on adjusted pro forma net income of $44.0 million.  GAAP earnings per diluted share for 2007 increased 64%, compared to GAAP earnings per diluted share of $0.95 for 2006.

Michael Grebe, Interline’s Chairman and Chief Executive Officer, commented, “2007 was another strong year for Interline Brands. Since going public in 2004, we have increased sales by over 65%, grown pro forma earnings per share 71%, and have continued to achieve strong returns on tangible capital. I would like to congratulate the entire team for their outstanding performance in a challenging market.”

Sales for 2007 increased $171.5 million, or 16%, to a record $1.24 billion, compared to $1.07 billion for 2006.  The acquisition of AmSan in July 2006 added $131.6 million in sales in the first half of 2007.  Average organic daily sales growth for 2007 was 3.7%.

William Sanford, President and Chief Operating Officer, commented, “Solid execution in our facilities maintenance markets, which now represent 67% of Interline’s sales, offset weakness in our pro-contractor and specialty distributor markets which resulted from deteriorating conditions in the housing industry.”

Gross profit for 2007 increased $65.0 million, or 16%, to $473.9 million from $408.9 million in 2006.  Gross profit as a percentage of sales was 38.2% in 2007 compared to 38.3% in 2006.

SG&A expenses for 2007 increased $52.5 million, or 18%, to $345.3 million from $292.8 million in 2006. The increase was primarily driven by expenses related to the AmSan acquisition, higher share-based compensation expense, and higher health care costs.

Operating income increased $12.4 million, or 12%, to a record $114.1 million in 2007 from $101.7 million in 2006.  Operating income as a percentage of sales was 9.2% in 2007 versus 9.5% in 2006.  Adjusted EBITDA increased 12% to a record $130.5 million in 2007 from $116.7 million in 2006.

Cash provided by operations was $57.7 million in 2007, compared to cash provided by operations of $29.9 million in 2006.

In the fourth quarter of 2007, earnings per diluted share increased 17% to $0.41 on net income of $13.6 million, compared to $0.35 on net income of $11.4 million in the same period last year.

Sales for the fourth quarter increased $6.9 million to $300.2 million, compared to $293.3 million in the fourth quarter of 2006.  Average organic daily sales growth was 2.3% for the quarter.  Interline’s facilities maintenance market grew 12.0% on an average daily sales basis.  The pro-contractor market, which represents 21% of sales, declined 12.5% in the quarter compared to the same period last year. The specialty distributor market, which represents 12% of sales, also experienced a 12.5% decline compared to the fourth quarter of last year.

As a percentage of sales, gross profit in the fourth quarter of 2007 was 39.4% compared to 38.7% for the same period last year.  Operating income increased $2.7 million to $29.5 million, or 9.8% of sales, in the fourth quarter of 2007 from $26.8 million, or 9.1% of sales, for the same period in 2006.

Business Outlook

Mr. Grebe stated, “In 2007 we achieved record sales and earnings, as well as record free cash flow.  We executed well across our key markets and delivered solid working capital results.  We remain confident in our ability to grow sales and earnings over the long term.

In 2008, we continue to feel positive about our facilities maintenance business. Our multi-family housing business is expected to be strong and the addition of AmSan to our portfolio will create numerous opportunities to increase share in this very diverse market.  We expect to continue to leverage our strong balance sheet to pursue well-run companies that represent a strategic fit with Interline.  However, our optimism for 2008 is balanced considering the impact from soft economic conditions in our pro contractor and specialty distributor markets which we expect to continue throughout the year.

Importantly, our expectations also reflect continued investment in our business. In 2008, we expect to invest in our proven organic growth initiatives, as well as our logistics network and information systems platform. For example, the continuing integration of AmSan onto our common operating platform provides us with several additional opportunities to consolidate our distribution and logistics infrastructure.  Over the long term, we expect these investments will increase our capacity, lower our future operating costs, help us further penetrate key markets, and significantly increase shareholder value.

For the full year 2008, exclusive of new acquisitions, we expect earnings per share for 2008 to be between $1.61 and $1.68, and earnings per share for the first quarter to be between $0.29 and $0.31.”

Conference Call

Interline Brands will host a conference call February 22, 2008 at 9:00 a.m. Eastern Time.  Interested parties may listen to the call toll free by dialing 1-800-427-0638 or 1-706-634-1170.  A digital recording will be available for replay two hours after the completion of the conference call by calling 1-800-642-1687 or 1-706-645-9291 and referencing Conference I.D. Number 27977859.  This recording will expire on March 7, 2008.

About Interline

Interline Brands, Inc. is a leading national distributor and direct marketer with headquarters in Jacksonville, Florida.  Interline provides maintenance, repair and operations (MRO) products to approximately 200,000 facilities maintenance professionals, professional contractors, and specialty distributors across North America and Central America.

Non-GAAP Financial Information

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”).  Interline’s management uses non-GAAP measures in its analysis of the Company’s performance.  Investors are encouraged to review the reconciliation of non-GAAP financial measures to the comparable GAAP results available in the accompanying tables.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements.  The Company has tried, whenever possible, to identify these forward-looking statements using words such as “projects,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions.  Similarly, statements herein that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements.  The risks and uncertainties involving forward-looking statements include the failure to realize expected benefits from the American Sanitary acquisition, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, commodity price risk, foreign currency exchange risk, interest rate risk, the dependence on key employees and other risks described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2006 and the Company’s Quarterly Reports filed on Form 10-Q.  These statements reflect the Company’s current beliefs and are based upon information currently available to it.  Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.  The Company does not currently intend, however, to update the information provided today prior to its next earnings release.

CONTACT: Tom Tossavainen

PHONE: 904-421-1441

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 28, 2007 AND DECEMBER 29, 2006

(in thousands, except share and per share data)

	December 28,	December 29,
	2007	2006
ASSETS
Current Assets:
Cash and cash equivalents	$4,975	$6,852
Short-term investments	48,540	—
Accounts receivable - trade (net of allowance for doubtful accounts of $7,268 and $10,224)	154,571	142,901
Inventory	190,974	201,662
Prepaid expenses and other current assets	23,664	22,915
Deferred income taxes	15,359	17,821
Total current assets	438,083	392,151

Property and equipment, net	37,131	31,754
Goodwill	313,462	313,077
Other intangible assets, net	136,734	143,440
Other assets	11,424	10,147
Total assets	$936,834	$890,569

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$60,159	$67,493
Accrued expenses and other current liabilities	42,175	38,722
Accrued interest	838	3,516
Income taxes payable	1,173	2,486
Current portion of long-term debt	2,300	2,416
Capital lease - current	218	307
Total current liabilities	106,863	114,940

Long-Term Liabilities:
Deferred income taxes	33,351	34,799
Long-term debt, net of current portion	416,290	418,650
Capital lease - long term	464	683
Other liabilities	2,452	818
Total liabilities	559,420	569,890
Commitments and contingencies
Senior preferred stock; $0.01 par value, 20,000,000 shares authorized; no shares outstanding as of December 28, 2007 and December 29, 2006	—	—

Stockholders’ Equity:
Common stock; $0.01 par value, 100,000,000 authorized; 32,350,188 issued and 32,308,105 outstanding as of December 28, 2007 and 32,308,221 issued and 32,284,069 outstanding as of December 29, 2006	324	323
Additional paid-in capital	567,860	561,634
Accumulated deficit	(191,666)	(241,852)
Accumulated other comprehensive income	1,751	1,072
Treasury stock, at cost, 42,083 shares as of December 28, 2007 and 24,152 shares as of December 29, 2006	(855)	(498)
Total stockholders’ equity	377,414	320,679
Total liabilities and stockholders’ equity	$936,834	$890,569

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

THREE AND TWELVE MONTHS ENDED DECEMBER 28, 2007 AND DECEMBER 29, 2006

(in thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 28,	December 29,	December 28,	December 29,
	2007	2006	2007	2006

Net sales	$300,184	$293,305	$1,239,027	$1,067,570
Cost of sales	181,983	179,720	765,137	658,698
Gross profit	118,201	113,585	473,890	408,872

Operating Expenses:
Selling, general and administrative expenses	84,952	83,193	345,297	292,752
Depreciation and amortization	3,741	3,607	14,499	14,427
Total operating expense	88,693	86,800	359,796	307,179
Operating income	29,508	26,785	114,094	101,693

Loss on extinguishment of debt	—	(143)	—	(20,843)
Interest expense	(8,287)	(8,627)	(33,923)	(31,367)
Interest and other income	1,080	269	3,251	1,197
Income before income taxes	22,301	18,284	83,422	50,680
Income tax provision	8,742	6,894	32,460	19,495
Net income	$13,559	$11,390	$50,962	$31,185

Earnings Per Share:
Basic	$0.42	$0.35	$1.58	$0.97
Diluted	$0.41	$0.35	$1.56	$0.95

Weighted-Average Shares Outstanding:
Basic	32,274,711	32,191,869	32,241,906	32,141,958
Diluted	32,816,399	32,827,777	32,703,430	32,748,400

INTERLINE BRANDS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

TWELVE MONTHS ENDED DECEMBER 28, 2007 AND DECEMBER 29, 2006

(in thousands)

	Twelve Months Ended
	December 28,	December 29,
	2007	2006
Cash Flows from Operating Activities:
Net income	$50,962	$31,185
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,114	14,427
Amortization of debt issuance costs	1,094	1,352
Amortization of discount on 8 1/8% senior subordinated notes	135	63
Write-off of debt issuance costs	—	7,180
Tender and redemption premiums on 11 1/2% senior subordinated notes	—	13,663
Share-based compensation	5,377	3,847
Deferred income taxes	516	(2,199)
Provision for doubtful accounts	4,277	3,443
Loss on disposal of property and equipment	139	83
Excess tax benefits from share-based compensation	(252)	(478)

Changes in assets and liabilities which provided (used) cash, net of business acquired:
Accounts receivable - trade	(15,030)	(5,027)
Inventory	11,098	(18,555)
Prepaid expenses and other current assets	(306)	(1,971)
Other assets	(1,277)	(546)
Accounts payable	(6,771)	(18,571)
Accrued expenses and other current liabilities	(4,374)	(324)
Accrued interest	(2,678)	1,271
Income taxes payable	(396)	1,060
Other liabilities	102	43
Net cash provided by operating activities	57,730	29,946

(Continued)

	Twelve Months Ended
	December 28,	December 29,
	2007	2006
Cash Flows from Investing Activities:
Purchase of property and equipment, net	(14,906)	(7,813)
Purchase of short-term investments	(168,962)	—
Proceeds from sales and maturities of short-term investments	120,422	—
Purchase of businesses, net of cash acquired	(765)	(131,485)
Net cash used in investing activities	(64,211)	(139,298)
Cash Flows from Financing Activities:
Increase in purchase card payable, net	6,579	—
Decrease in revolver, net	—	(3,000)
Repayment of term debt	(2,613)	(160,008)
Repayment of 11 1/2% senior subordinated notes	—	(130,000)
Payment of tender and redemption premiums on 11 1/2% senior subordinated notes	—	(13,663)
Proceeds from issuance of 8 1/8% senior subordinated notes, net of discount	—	198,566
Proceeds from issuance of term debt	—	230,000
Payment of debt issuance costs	(34)	(9,724)
Proceeds from stock options exercised	564	1,046
Excess tax benefits from share-based compensation	252	478
Payments on capital lease obligations	(307)	(439)
Initial public offering costs	—	(30)
Net cash provided by financing activities	4,441	113,226
Effect of exchange rate changes on cash and cash equivalents	163	20
Net (decrease) increase in cash and cash equivalents	(1,877)	3,894
Cash and cash equivalents at beginning of period	6,852	2,958
Cash and cash equivalents at end of period	$4,975	$6,852

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for :
Interest	$36,140	$29,232
Income taxes, net of refunds	$32,646	$21,101

Schedule of Non-Cash Investing and Financing Activities:
Treasury stock acquired with accrued expenses and other current liabilities	$357	$498
Adjustments to liabilities assumed and goodwill on businesses acquired	$305	$1,535

INTERLINE BRANDS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP INFORMATION

THREE AND TWELVE MONTHS ENDED DECEMBER 28, 2007 AND DECEMBER 29, 2006

(in thousands, except share and per share data)

Adjusted Pro Forma Net Income	Three Months Ended		Twelve Months Ended
	December 28,	December 29,	December 28,	December 29,	December 31,
	2007	2006	2007	2006	2004
Income before income taxes (GAAP)	$22,301	$18,284	$83,422	$50,680	$29,718
Add back the following item:
Loss on early extinguishment of debt
Change in fair value of interest rate swaps	—	—	—	—	(8,232)
Adjust interest expense associated with use
of IPO proceeds to repay or redeem
portions of the previously existing
term loan and outstanding 11½% notes
and elimination of amortization of
deferred financing fees	—	—	—	—	16,785
Additional compensation for forgiveness
of shareholder loans and one-time bonuses	—	—	—	—	9,215
Loss on early extinguishment of debt	—	143	—	20,843	660
Adjusted pro forma income before income taxes	22,301	18,427	83,422	71,523	48,146
Provision for income taxes	8,742	6,948	32,460	27,513	18,820
Adjusted pro forma net income	$13,559	$11,479	$50,962	$44,010	$29,326

Adjusted pro forma earnings per share - basic	$0.42	$0.36	$1.58	$1.37	$0.92
Adjusted pro forma earnings per share - diluted	$0.41	$0.35	$1.56	$1.34	$0.91

Shares outstanding - basic	32,274,711	32,191,869	32,241,906	32,141,958	31,917,000
Shares outstanding - diluted	32,816,399	32,827,777	32,703,430	32,748,400	32,102,820

Adjusted pro forma net income reflects certain transactions that were associated with the Company’s refinancing activities that affected the period-over-period comparability of the Company’s financial statements as presented in conformity with GAAP. These transactions include: (1) the loss on early extinguishment of debt related to the Company’s 2006 refinancing activities and prepayment of term debt and (2) the recording of IPO-related activities such as additional compensation expense for the forgiveness of shareholder loans and the payment of one-time IPO related bonuses, the termination of interest rate swap arrangements, the recording of the expense associated with the early extinguishment of debt as well as the timing effect of paying off debt at the time the IPO was funded. In order to present a meaningful comparison, the table above shows the estimated effect on the Company’s net income excluding these items Adjusted pro forma net income is presented herein because we believe presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the financial results of our business. These disclosures should not be viewed as a substitute for operating income or net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Daily Sales Calculations	Three Months Ended			Twelve Months Ended
	December 28,	December 29,		December 28,	December 29,
	2007	2006	% Variance	2007	2006	% Variance
Net sales	$300,184	$293,305	2.3%	$1,239,027	$1,067,570	16.1%
Less acquisitions:
AmSan	—	—		(131,605)	—
Organic sales	$300,184	$293,305	2.3%	$1,107,422	$1,067,570	3.7%

Daily sales:
Ship days	61	61		252	252
Average daily sales (1)	$4,921	$4,808	2.3%	$4,917	$4,236	16.1%
Average organic daily sales (2)	$4,921	$4,808	2.3%	$4,395	$4,236	3.7%

(1) Average daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time.

(2) Average organic daily sales are defined as sales for a period of time divided by the number of shipping days in that period of time excluding any sales from acquisitions made subsequent to the beginning of the prior year period.

Average organic daily sales is presented herein because we believe it to be relevant and useful information to our investors since it is used by management to evaluate the operating performance of our business, as adjusted to exclude the impact of the AmSan and Copperfield acquisitions, and compare our organic operating performance with that of our competitors. However, average organic daily sales is not a measure of financial performance under GAAP and it should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as net sales. Management utilizes average organic daily sales as an operating performance measure in conjunction with GAAP measures such as net sales.

(Continued)

Adjusted EBITDA	Three Months Ended		Twelve Months Ended
	December 28,	December 29,	December 28,	December 29,
	2007	2006	2007	2006
Adjusted EBITDA:
Net income (GAAP)	$13,559	$11,390	$50,962	$31,185
Interest expense	8,287	8,627	33,923	31,367
Interest income	(624)	(180)	(2,007)	(591)
Loss on early extinguishment of debt	—	143	—	20,843
Income tax provision	8,742	6,894	32,460	19,495
Depreciation and amortization	3,833	3,607	15,114	14,427
Adjusted EBITDA	$33,797	$30,481	$130,452	$116,726

We define Adjusted EBITDA as net income plus interest expense (income), net, change in fair value of interest rate swaps, cumulative effect of change in accounting principle, loss on extinguishment of debt, secondary offering and IPO related expenses, provision for income taxes and depreciation and amortization. Adjusted EBITDA is presented herein because we believe it to be relevant and useful information to our investors since it is consistently used by our management to evaluate the operating performance of our business and to compare our operating performance with that of our competitors. Management also uses Adjusted EBITDA for planning purposes, including the preparation of annual operating budgets, and to determine appropriate levels of operating and capital investments. Adjusted EBITDA excludes certain items, which we believe are not indicative of our core operating results. We therefore utilize Adjusted EBITDA as a useful alternative to net income as an indicator of our operating performance compared to the Company’s plan. However, Adjusted EBITDA is not a measure of financial performance under GAAP. Accordingly, Adjusted EBITDA should not be used in isolation or as a substitute for other measures of financial performance reported in accordance with GAAP, such as gross margin, operating income, net income, cash flows from operating, investing and financing activities or other income or cash flow statement data prepared in accordance with GAAP. While we believe that some of the items excluded from Adjusted EBITDA are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures, such as gross margin, operating income, net income, cash flows from operating, investing and financing activities or other income or cash flow statement data prepared in accordance with GAAP.